UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 20, 2015

MONDELĒZ INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Virginia	1-16483	52-2284372
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Three Parkway North, Deerfield, Illinois	60015
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (847) 643-4000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On May 20, 2015, we held our 2015 annual meeting of shareholders (the “annual meeting”) in Skokie, Illinois. A total of 1,371,778,737 shares of our Class A common stock, or 83.65% of our outstanding shares of Class A common stock, were represented in person or by proxy at the annual meeting. The final voting results for each of the matters submitted to a shareholder vote at the annual meeting are set forth below:

1.	Our shareholders elected 12 directors to each serve a one-year term until our 2016 annual meeting of shareholders or until his or her successor has been duly chosen and qualified, based on the following voting results:

	For	Against	Abstain	Broker Non- Votes

a. Stephen F. Bollenbach	1,070,883,895	104,881,625	4,391,911	191,621,306

b. Lewis W.K. Booth	1,171,757,227	3,967,912	4,432,292	191,621,306

c. Lois D. Juliber	1,168,293,507	7,566,377	4,297,547	191,621,306

d. Mark D. Ketchum	1,164,032,059	11,676,085	4,449,287	191,621,306

e. Jorge S. Mesquita	1,171,448,885	4,321,091	4,387,455	191,621,306

f. Joseph Neubauer	1,165,222,415	10,451,794	4,483,222	191,621,306

g. Nelson Peltz	1,166,035,379	9,628,902	4,493,150	191,621,306

h. Fredric G. Reynolds	1,170,617,694	5,065,931	4,473,806	191,621,306

i. Irene B. Rosenfeld	1,142,410,375	29,179,510	8,567,546	191,621,306

j. Patrick T. Siewert	1,170,962,849	4,731,240	4,463,342	191,621,306

k. Ruth J. Simmons	1,168,284,787	7,522,490	4,350,154	191,621,306

l. Jean-François M. L. van Boxmeer	1,164,492,938	11,268,600	4,395,893	191,621,306

2.	Our shareholders approved on an advisory basis our named executive officer compensation, based on the following voting results:

For	Against	Abstain	Broker Non- Votes

1,130,744,443	42,166,158	7,246,830	191,621,306

3.	Our shareholders ratified the selection of PricewaterhouseCoopers LLP as our independent auditors for the year ending December 31, 2015, based on the following voting results:

For	Against	Abstain	Broker Non- Votes

1,355,592,546	11,439,367	4,746,824	0

4.	Our shareholders did not approve a shareholder proposal regarding a report on packaging, based on the following voting results:

For	Against	Abstain	Broker Non- Votes

309,798,847	801,434,572	68,924,012	191,621,306

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MONDELĒZ INTERNATIONAL, INC.

Date: May 20, 2015

/s/ Carol J. Ward
	Name:	Carol J. Ward
	Title:	Vice President and Corporate Secretary